Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-170177) pertaining to the SeaCube Container Leasing Ltd. 2010 Omnibus Equity Incentive Plan of SeaCube Container Leasing Ltd of our report dated March 10, 2011, with respect to the consolidated financial statements and schedule of SeaCube Container Leasing Ltd., included in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Ernst & Young LLP
MetroPark, New Jersey
March 10, 2011